EXHIBIT 5.1

                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION         Austin, Texas
                                                             (512) 499-3800
                                                           Chicago, Illinois
                               1445 ROSS AVENUE              (312) 425-3900
                                  SUITE 3700                 Dallas, Texas
                              DALLAS, TEXAS 75202            (214) 855-4500
                                                        Los Angeles, California
                                 (214) 855-4500              (310) 820-8800
                            FACSIMILE (214) 855-4300     Pasadena, California
                                                             (626) 578-7400
                                                          San Antonio, Texas
                                                             (210) 246-5000
                                                            Washington, D.C.
                                www.jenkens.com              (202) 326-1500

                                 June 29, 2005

FelCor Lodging Trust Incorporated
545 East John Carpenter Freeway, Suite 1300
Irving, Texas 75062

     Re: FelCor Lodging Trust Incorporated/Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 29, 2005, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares (the "Shares") of the $0.01 par value common stock (the "Common Stock") of the Company that may be issued by the Company pursuant to the Company's 2005 Restricted Stock and Stock Option Plan (the "Plan").

         You have requested an opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined, and relied upon, the original, or copies identified to our satisfaction, of: (1) the Articles of Amendment and Restatement of the Company, as further amended and supplemented (the "Charter"); (2) the Bylaws of the Company, as amended (the "Bylaws"); (3) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan and related matters; (4) the Registration Statement and exhibits thereto, including the Plan; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Charter, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent review or verification of their accuracy.

                              JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

FelCor Lodging Trust Incorporated
June 29, 2005
Page 2


         Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and subject to the assumptions noted below, we are of the opinion that: (1) the Company presently has available at least 1,000,000 shares of authorized, but unissued shares and/or treasury shares of the Common Stock from which the Shares proposed to be issued pursuant to the Plan may be issued, and (2) assuming that:

         (a) the shares of restricted stock and options granted under the Plan will be duly granted and issued in accordance with the terms of the Plan;

         (b) the Company maintains an adequate number of authorized, but unissued shares and/or treasury shares available for issuance to those persons granted shares of restricted stock or options under the Plan; and

         (c) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan (or agreements executed in connection with the Plan) and exceeds the par value of such shares;

then the Shares that may be issued in accordance with the terms of the Plan will be, when and if issued, duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in, or made a part of, the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       JENKENS & GILCHRIST,
                                       A Professional Corporation


                                       By:  /s/ ROBERT W. DOCKERY
                                            --------------------------
                                            Robert W. Dockery,
                                            Authorized Signatory

CGP:cgp

cc:      Lawrence D. Robinson
         FelCor Lodging Trust Incorporated